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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employee Stock Purchase Plan of Floor & Decor Holdings, Inc. of our report dated March 5, 2018, with respect to the consolidated financial statements of Floor & Decor Holdings, Inc. included in its Annual Report (Form 10-K) for the fiscal year ended December 28, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia
May 21, 2018

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm